   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1999

                                                      REGISTRATION NO. 333-86555
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 AUTOCYTE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3826                            56-1995728
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

     780 PLANTATION DRIVE, BURLINGTON, NORTH CAROLINA 27215, (336) 222-9707 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             JAMES B. POWELL, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 AUTOCYTE, INC.
                              780 PLANTATION DRIVE
                        BURLINGTON, NORTH CAROLINA 27215
                                 (336) 222-9707
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                        COPIES OF ALL CORRESPONDENCE TO:

              STEVEN N. FARBER, ESQ.                            MICHAEL E. STANSBURY, ESQ.
             MARC A. RUBENSTEIN, ESQ.                           ELIZABETH W. KORRELL, ESQ.
                PALMER & DODGE LLP                                   PERKINS COIE LLP
                 ONE BEACON STREET                                   1201 THIRD AVENUE
            BOSTON, MASSACHUSETTS 02108                           SEATTLE, WA 98101-3099
                  (617) 573-0100                                      (206) 583-8888

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                            ------------------------
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The registrant hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-86555) to update the disclosure in the joint proxy statement/prospectus in response to Item 14(c) of Form S-4 relating to legal proceedings to include a discussion of a legal proceeding against the registrant that commenced after the date the Securities and Exchange Commission declared this registration statement effective and after the date the registrant and NeoPath, Inc. each mailed the joint proxy statement/prospectus to their respective stockholders.

                                [AUTOCYTE LOGO]
                              780 Plantation Drive
                        Burlington, North Carolina 27215

                                  Nasdaq: ACYT

                                                              September   , 1999

Dear Stockholder:

     I am enclosing for your consideration a supplement to the joint proxy statement/prospectus of AutoCyte and NeoPath dated September 8, 1999. The enclosed supplement describes a lawsuit against AutoCyte that arose after the mailing on September 10, 1999 of the joint proxy statement/prospectus. Also enclosed is a replacement proxy card for the special meeting of stockholders of AutoCyte. Please note that the replacement proxy card is a different color than the proxy card that you originally received.

     TO HAVE YOUR VOTE COUNTED AT THE AUTOCYTE SPECIAL MEETING, WE MUST RECEIVE THE ENCLOSED PROXY CARD EVEN IF YOU HAVE ALREADY SIGNED AND RETURNED THE PROXY CARD THAT ACCOMPANIED THE ORIGINAL JOINT PROXY STATEMENT/PROSPECTUS.

     We urge you to complete and return the enclosed proxy card at your earliest convenience.

                                          Sincerely,

                                          [RICHARD A. CHARPIE SIGNATURE]
                                          Richard A. Charpie
                                          Chairman of the Board

                                 [NEOPATH LOGO]
                              8271 154TH AVENUE NE
                           REDMOND, WASHINGTON 98052

                                  NASDAQ: NPTH

                                                              September   , 1999

Dear Stockholder:

     I am enclosing for your consideration a supplement to the joint proxy statement/prospectus of AutoCyte and NeoPath dated September 8, 1999. The enclosed supplement describes a lawsuit against AutoCyte that arose after the mailing on September 10, 1999 of the joint proxy statement/prospectus. Also enclosed is a replacement proxy card for the special meeting of shareholders of NeoPath. Please note that the replacement proxy card is a different color than the proxy card that you originally received.

     TO HAVE YOUR VOTE COUNTED AT THE NEOPATH SPECIAL MEETING, WE MUST RECEIVE THE ENCLOSED PROXY CARD EVEN IF YOU HAVE ALREADY SIGNED AND RETURNED THE PROXY CARD THAT ACCOMPANIED THE ORIGINAL JOINT PROXY STATEMENT/PROSPECTUS.

     We urge you to complete and return the enclosed proxy card at your earliest convenience.

                                          Sincerely,

                                               Ronald R. Bromfield
                                               President and Chief Executive
                                               Officer

                          PROSPECTUS SUPPLEMENT NO. 1
                           DATED SEPTEMBER    , 1999
                                       TO
            JOINT PROXY STATEMENT/PROSPECTUS DATED SEPTEMBER 8, 1999

                        AUTOCYTE, INC. AND NEOPATH, INC.

     This prospectus supplement supplements the joint proxy statement/prospectus dated September 8, 1999 of AutoCyte and NeoPath relating to the issuance of shares of AutoCyte's common stock to shareholders of NeoPath in connection with AutoCyte's proposed acquisition of NeoPath. You should read this prospectus supplement in conjunction with the prospectus included in our joint proxy statement/ prospectus dated September 8, 1999, and this prospectus supplement is qualified by reference to the joint proxy statement/ prospectus, except to the extent that the information in this prospectus supplement replaces or supplements the information in the joint proxy statement/prospectus.

                              BUSINESS OF AUTOCYTE

     The following discussion amends and restates in its entirety the discussion under "Business of AutoCyte -- Legal Proceedings" and supplements the discussion under "Business of AutoCyte -- Patents, Copyrights, Licenses and Proprietary Rights."

     On September 13, 1999, Cytyc Corporation filed suit in the United State District Court for the District of Delaware against AutoCyte. The complaint alleges that AutoCyte's CytoRich(R) proprietary preservatives and reagents infringe Cytyc's patent titled "Cell Preservative Solution." The complaint seeks a determination that AutoCyte is infringing Cytyc's patent and an injunction preliminarily and permanently enjoining and restraining AutoCyte from further infringing Cytyc's patent. The complaint also seeks treble damages, plus interest, in an amount to be determined, as well as costs and reasonable attorneys fees.

     AutoCyte believes that Cytyc's claims are without factual or legal merit and intends to vigorously defend this action. However, given the early stage of this litigation, AutoCyte cannot guarantee that it will be successful in its defense of this claim. If the court were to uphold Cytyc's claims of infringement, AutoCyte, in addition to paying Cytyc's proven damages, if any, could then be prevented from selling its CytoRich preservatives and reagents or be required to obtain a license from Cytyc. If such a license were not available, AutoCyte would need to redesign its CytoRich preservatives and reagents to be non-infringing. Any change to the CytoRich preservatives and reagents would likely need to be approved by the FDA before it could be sold in the United States for gynecological applications.

     Except as described above, AutoCyte is not a party to any material legal proceedings.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement (File No. 333-86555) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, the State of North Carolina, on September 15, 1999.

                                          AUTOCYTE, INC.

                                          By:   /s/ JAMES B. POWELL, M.D.
                                            ------------------------------------
                                              James B. Powell, M.D.
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-86555) has been signed by the following persons in the capacities indicated on the dates indicated

SIGNATURE                                                   TITLE                         DATE
---------                                                   -----                         ----

        /s/ JAMES B. POWELL, M.D.           President, Chief Executive Officer     September 15, 1999
------------------------------------------  and Director (Principal Executive
          James B. Powell, M.D.             Officer)

           /s/ WILLIAM O. GREEN             Chief Financial Officer, and Vice      September 15, 1999
------------------------------------------  President, Finance (Principal
             William O. Green               Financial Officer and Principal
                                            Accounting Officer)

                    *                       Director                               September 15, 1999
------------------------------------------
            Richard A. Charpie

                    *                       Director                               September 15, 1999
------------------------------------------
             Robert E. Curry

                    *                       Director                               September 15, 1999
------------------------------------------
           Thomas P. Mac Mahon

                                            Director                                           , 1999
------------------------------------------
            Susan E. Whitehead

        *By: /s/ WILLIAM O. GREEN
------------------------------------------
             William O. Green
             Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   23.1       Consent of Ernst & Young LLP
   23.2       Consent of Ernst & Young LLP
   23.3       Consent of Warburg Dillon Read LLC
   23.4       Consent of Credit Suisse First Boston Corporation